FORM 8-A

             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.

                            20549


             FOR REGISTRATION OF CERTAIN CLASSES
       OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
           OF THE SECURITIES EXCHANGE ACT OF 1934



      AEI Income & Growth Fund XXII Limited Partnership
   (Exact name of registrant as specified in its charter)



                          Minnesota
          (State of incorporation or organization)


                         41-1848181
            (I.R.S. Employer Identification No.)


              1300 Minnesota World Trade Center
                     30 East 7th Street
                     St. Paul, MN  55101
    (Address of principal executive offices and zip code)


            Securities to be registered pursuant
                to Section 12(b) of the Act:


                            None


            Securities to be registered pursuant
                to Section 12(g) of the Act:

                  Limited Partnership Units
                      (Title of class)


Item 1.   Description of Registrant's Securities to be Registered.

     The descriptions of the Units (a) under the subcaptions "Principal Investment Objectives," "Borrowing Policies -- No Acquisition Leverage," and "Joint Venture Investments" of the caption "Investment Objectives and Policies," (b) under the subcaption "Fiduciary Responsibility" of the caption "General Partners," (c) under the caption, "Compensation to General Partners and Affiliates, " (d) under the caption "Cash Distributions and Tax Allocations " (e) under the caption "Restrictions on Transfer," (f) under the caption "Summary of Restated Partnership Agreement," and (g) under the caption "Reports to Limited Partners " of the Registrant's final prospectus filed with the commission pursuant to Rule 424(b) (File No. 333-5604) are hereby incorporated by reference.


Item 2.   Exhibits.

          2.1 Restated Limited Partnership Agreement of AEI Income & Growth Fund XXII Limited Partnership (incorporated by reference to Exhibit A to the final prospectus included in Amendment No. 2 to the Registration Statement on Form SB-2 filed August 21, 1997 (File No. 333-5604.))

          2.2 Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to the Registration
               Statement  on Form SB-2 filed September 13, 1996
               (File No. 333-5604.))


                          SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized.




                              AEI Income & Growth Fund XXII
                              Limited Partnership

                              By:  AEI Fund Management XXI, Inc.



Dated:  April 3, 1998         By: /s/ Robert P Johnson
                                      Robert P. Johnson, President